Exhibit 10.3

Offshore Group Investment Limited

2016 Management Incentive Plan

1. Purpose. The purpose of the Offshore Group Investment Limited 2016 Management Incentive Plan is to further align the interests of participants with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and Stapled Securities (each as defined below) and by promoting increased ownership of the Common Stock and/or Stapled Securities by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent, as part of a management equity plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act.

2.	Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (within the meaning of the Exchange Act).

“Award” means an award of a Stock Option, Restricted Stock Award, Restricted Stock Unit Award, or Other Award granted under the Plan.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant, as provided in Section 12.1 hereof.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in Section 10.2(b) hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, together with the applicable regulations thereunder.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan, or the full Board if no such committee is appointed.

“Common Stock” means an ordinary share (par value U.S.$0.001 per share) of the Company, or such other class or kind of shares or other securities of the Company issued in exchange for, upon reclassification of, or as a dividend or distribution in respect of, the foregoing, in any event as appropriately adjusted to reflect the applicable transaction(s) or event(s). “Company” means Offshore Group Investment Limited and any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Effective Date” means February 10, 2016.

“Eligible Person” means any person who is an employee, director, or consultant of the Company or any of its Subsidiaries.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock or a unit of Stapled Security, as applicable, shall be the fair market value of such share or unit, as applicable, as reasonably determined by the Committee in its good-faith discretion, and to the extent deemed appropriate by the Committee, based upon a recent transaction price per share or unit, as applicable, or third-party valuation of the Common Stock or Stapled Security, as applicable, and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code; provided that, on or following the pricing of an IPO, (i) if the determination with respect to a share of Common Stock is made on or after the pricing date of an IPO and prior to the first day of trading on Company’s principal securities exchange, then “Fair Market Value” shall be the offering price of a share of Common Stock in such IPO, (ii) if the determination with respect to a share of Common Stock is made on the first day of trading in an IPO on the Company’s principal securities exchange, then “Fair Market Value” shall be the closing trading price of a share of Common Stock on such date, (iii) if the determination with respect to a share of Common Stock is made on another date on or after an IPO, “Fair Market Value” shall be determined by averaging the trading price of the Common Stock over the 15 trading days immediately prior to such date of determination (or such shorter period during which such Common Stock has traded), and (iv) “Fair Market Value” of a Stapled Security shall be equal to the value of such unit on an “as converted” basis (i.e., equal to the Fair Market Value of the Common Stock included in such Stapled Security plus the Common Stock issuable pursuant to the terms of the PIK Note, as if such PIK Note were converted into shares of Common Stock on the date of determination (whether or not then convertible pursuant to the terms thereof)) and determined in accordance with the immediately preceding clauses (i) through (iii). For the avoidance of doubt, if the Committee determines Fair Market Value of a Stapled Security prior to an IPO and, for such purpose, values Stapled Securities on an “as converted” basis (i.e., equal to the Fair Market Value of the Common Stock included in such Stapled Security plus the Common Stock issuable pursuant to the terms of the PIK Note, as if such PIK Note were converted into shares of Common Stock on the date of determination (whether or not then convertible pursuant to the terms thereof)), then the Committee shall also value the Common Stock at such time on an “as converted” basis (i.e., increase the number of shares of Common Stock (solely for the purpose of calculating equity value) by the number of shares of Common Stock issuable pursuant to the terms of the PIK Note, as if such PIK Note were converted into shares of Common Stock on the date of determination (whether or not then convertible pursuant to the terms thereof)).

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code.

“IPO” means the first underwritten public offering of the Common Stock covering the offer and sale of Common Stock for the account of the Company underwritten by a reputable nationally recognized underwriter pursuant to which the Common Stock will be quoted or listed on a nationally-recognized securities exchange.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Other Award” means any right granted pursuant to Section 9 hereof which is (i) not an Award described in Sections 6 through 8 hereof, and (ii) either (A) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or Stapled Securities (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; or (B) a Petrobras Litigation Award to the extent payable in cash.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.

“Petrobras Pool” means (i) to the extent that Petrobras Litigation Awards are settled in Stapled Securities or Common Stock, then the total number of units of Stapled Securities or shares of Common Stock actually required to satisfy the Company’s obligations with respect to such stock-settled Petrobras Litigation Awards (as set forth in Section 9.1 herein), or (ii) if no Petrobras Litigation Awards are settled in Stapled Securities or Common Stock, then zero.

“PIK Note Indenture” means the indenture dated as of February 10, 2016 among Offshore Group Investment Limited, a Cayman Islands exempted company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee and as collateral agent, pursuant to which the PIK Notes and Stapled Securities are issued.

“PIK Notes” means the 1% / 12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 of the Company issued pursuant to the PIK Note Indenture.

“Plan” means the Offshore Group Investment Limited 2016 Management Incentive Plan as set forth herein, effective as provided in Section 14.1 hereof and as may be amended and/or restated from time to time.

“Qualified Liquidity Event” or “QLE” means the occurrence of any of the following (i) a transaction or series of transactions pursuant to which any Person (or group of Persons) acquires more than 50% of the voting power of the Company’s then outstanding securities (other than transfers among the shareholders of the Company at the time of the Effective Date); (ii) the sale of all or substantially all of the Company’s assets; or (iii) the listing of 25% or more of the voting power of the Company’s then-outstanding Common Stock on a public stock exchange, in the aggregate; provided, however, that in the event of a listing of less than 50% of the voting power of the Company’s Common Stock, in the aggregate (but equal to or greater than 25%), a Participant may elect to defer this QLE until at least 50% of the voting power of the Company’s Common Stock has been listed, in the aggregate. For the avoidance of doubt, any such deferral contemplated under the foregoing clause (iii) will only affect the terms applicable to the vesting of the applicable Award and not the timing of settlement of the Award. Notwithstanding anything herein to the contrary, clauses (i) and (ii) herein shall be interpreted in a manner consistent with Treasury Regulation Sections 1.409A-3(i)(5)(v) and (vii), respectively.

“Restricted Stock Award” means a grant of shares of Common Stock or units of Stapled Securities to an Eligible Person under Section 7 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit Award” means a grant of a right to receive shares of Common Stock or units of Stapled Securities (or other consideration based on the value of shares of Common Stock or units of Stapled Securities) to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Service” means a Participant’s service as an employee, director, consultant of the Company or any of its Subsidiaries, as applicable.

“Stapled Security” means a unit of stapled securities issued or issuable by the Company pursuant to the PIK Note Indenture and substantially in the form attached thereto, which consists of a principal amount of PIK Notes determined pursuant to the PIK Note Indenture (subject to adjustment as provided in the Stapled Security and the PIK Note Indenture) and one share of Common Stock (subject to adjustment as provided in the Stapled Security).

“Stock Option” means a grant to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration.

3.1 Committee Members. The Plan shall be administered by the Committee. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of applicable law and such other limitations as the Committee shall determine. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s proper delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number and type of shares or units subject to each Award, the purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as the Committee may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Liability & Indemnification. The Committee or its designee shall not be liable for any action or determination made in good faith with respect to the Plan or any Award issued hereunder. The Company will indemnify and defend the Committee or its designee to the maximum extent permitted by law for all actions taken on behalf of the Company with respect to the Plan.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment pursuant to Section 4.2 hereof, the number of shares and units which may be issued under all Awards granted to Participants under the Plan shall be the sum of (A) 7.5% of the total shares of Common Stock that would be outstanding as of the Effective Date assuming the PIK Notes were converted as of the Effective Date, plus (B) any Petrobras Pool, plus (C) a number of units of Stapled Securities representing (on an as-converted basis, assuming a conversion as of the Effective Date) the maximum shares of Common Stock authorized under clause (A) as of the Effective Date, provided that any Awards granted with respect to units of Stapled Securities pursuant to this clause (C) (calculated on an as-converted basis, assuming a conversion as of the Effective Date) shall not exceed, when taken together with Awards granted with respect to shares of Common Stock pursuant clause (A), the total amount of shares of Common Stock authorized for issuance under clause (A), provided, further, that the units of Stapled Securities reserved pursuant to this clause (C) shall be available only for grants of Restricted Stock Units and no other Awards under the Plan and solely to the extent that the terms of such Restricted Stock Units are consistent with the PIK Note Indenture1. Subject to adjustment as provided in Section 4.2 hereof, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the number of total shares of Common Stock reserved under clause (A) above, as reduced pursuant to the foregoing sentence, provided, however, that in no event shall such number of shares of Common Stock exceed 1,000,000. In lieu of all or any portion of the Petrobras Pool, the Company may grant Petrobras Litigation Awards under the Plan in cash in an aggregate amount (together with any Petrobras Pool) up to the Petrobras Proceeds.

4.2 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock or units of Stapled Securities, as applicable, by reason of any conversion of underlying PIK Notes into Common Stock (whether a full or partial conversion), recapitalization, reclassification, stock dividend, extraordinary cash or stock dividend, stock split, reverse stock split, redemption of underlying PIK Notes (whether a partial notes redemption, event of loss redemption or full redemption), or other distribution or payment with respect to the shares of Common Stock or units of Stapled Securities, as applicable, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock or Stapled Securities, as applicable, the Committee shall, in the manner and to the extent it considers in good faith to be equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the number and kind of shares or units subject to Awards under the Plan pursuant to Section 4.1 hereof, (ii) the number and kind of shares of Common Stock, units of Stapled Securities, or other rights (including, without limitation, cancellation of the awards in exchange for a cash payment or awarding cash payments to holders of such Awards) subject to then outstanding Awards, (iii) the exercise price or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event or change. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

[1]	Management will be granted Restricted Stock Units in respect of that number of Stapled Securities with an aggregate value of $44.5 million as of the Effective Date (the valuation of the Common Stock will be calculated assuming the PIK notes are converted into Common Stock on the Effective Date, and the Common Stock so determined will be valued in accordance with the equity value determination in the Disclosure Statement for the issuance of the Common Stock, as described in the Company’s prepackaged plan and the Restructuring Support Agreement.

5. Eligibility and Awards. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan, subject to consultation with the Chief Executive Officer of the Company with respect to any Award issued under Section 9.1 hereof. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units of Stapled Securities subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the Date of Grant. The Committee may, in its discretion, specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant, on the attainment of specified performance goals or on such other terms and conditions as approved by the Committee in its discretion. The vesting and exercisability of a Stock Option may be accelerated by, and may be dependent upon, in whole or in part, the occurrence of a Qualified Liquidity Event.

6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided, however, that the maximum term of a Stock Option shall be ten years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefore, provided that arrangements satisfactory to the Company have been made with respect to any applicable withholding tax, pursuant to Section 13.4 hereof. Payment of the exercise price shall be made in one or more of the following forms of payment at the election of the Participant: (i) in cash or by cash equivalent acceptable to the Committee, (ii) in shares of Common Stock, valued at the Fair Market Value of such shares on the date of exercise, (iii) to the extent permitted by the Committee in its discretion, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Stock Option with a Fair Market Value equal to the aggregate exercise price of such Stock Option at the time of exercise, (iv) by a combination of the foregoing methods, or (v) by such other method as may be approved by the Committee or set forth in the Award Agreement.

6.6 Additional Rules for Incentive Stock Options.

a) Eligibility. An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which they were granted.

c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

d) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. Restricted Stock Awards.

7.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for (i) the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award and/or (ii) the payment of redemption payments, the delivery of shares of Common Stock upon conversion of PIK Notes attached to Stapled Securities awarded as Restricted Stock Awards, and the right to participate in repurchase transactions and offers arising in respect of such PIK Notes consistent with the rights of holders of Stapled Securities generally at the time of vesting or other payments of the applicable Restricted Stock Awards.

7.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant, on the attainment of specified performance goals or on such other terms and conditions as approved by the Committee in its discretion. The vesting of a Restricted Stock Award may be accelerated by, and may be dependent upon, in whole or in part, the occurrence of a Qualified Liquidity Event.

7.3 Rights as Shareholder. Subject to the foregoing provisions of the Plan and the applicable Award Agreement, unless otherwise prohibited by applicable law or determined by the Committee, to the extent permitted by any applicable indenture, the Participant shall have the rights of a shareholder or unit holder, as the case may be, with respect to the shares or units granted to the Participant under a Restricted Stock Award, including but not limited to the right to vote the shares and receive all dividends in respect of shares and other distributions paid or made with respect thereto. Any Common Stock, Stapled Securities, interest payments or accruals, or other securities or payments received or payable as a dividend, distribution or otherwise or upon conversion of an underlying PIK Note will be subject to the same restrictions as the underlying Restricted Stock Award.

7.4 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall reasonably promptly provide a copy to the Company. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

8. Restricted Stock Unit Awards.

8.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Unit Award.

8.2 Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock or units of Stapled Securities, or their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Committee and contained in the Award Agreement.

8.3 Vesting Requirements. The restrictions or conditions imposed on shares granted under a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in the applicable Award Agreement. The requirements for vesting of a Restricted Stock Unit Award may be based on the continued Service of the Participant, on the attainment of specified performance goals or on such other terms and conditions as approved by the Committee in its discretion. The vesting and/or settlement of a Restricted Stock Unit Award may be accelerated by, and may be dependent upon, in whole or in part, the occurrence of a Qualified Liquidity Event. At the time of the grant of a Restricted Stock Unit Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the settlement of a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award, subject to Section 409A of the Code.

8.4 No Rights as Shareholder. Unless and until shares of Common Stock or units of Stapled Securities underlying a Restricted Stock Unit Award are actually delivered to the Participant upon settlement of the Restricted Stock Unit Award, the Participant shall have no rights of a shareholder or unitholder, as the case may be, with respect to the shares or units granted to the Participant under a Restricted Stock Unit Award, including but not limited to the right to vote the shares or receive dividends or other distributions or amounts accrued, paid or made with respect thereto.

8.5 Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock or units of Stapled Securities covered by a Restricted Stock Unit Award, as determined by the Committee and contained in the applicable Award Agreement. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock or units of Stapled Securities covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any such dividend equivalents (including but not limited to any additional shares or units covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents) will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate, including, without limitation, with respect to the vesting and settlement thereof.

9. Other Awards. An Other Award may be granted to any Eligible Person selected by the Committee. Subject to the terms of the Plan, the Committee will determine the terms and conditions of any such Other Award, including but not limited to the price, if any, at which securities may be purchased pursuant to any Other Award granted under the Plan, and any applicable vesting, settlement and payment terms.

9.1 Petrobras Litigation Award.

a) In General. The Committee will grant Awards to Eligible Persons as soon as reasonably practicable but no later than ten days following the Company’s receipt of proceeds from an arbitration award issued in connection with the Petrobras litigation matter (any such Award, a “Petrobras Litigation Award”).

b) Pool Available. The value of the pool to be utilized for all Petrobras Litigation Awards, on an aggregated basis, will be an amount equal to the sum of (i) 3.25% of the net cash proceeds that the Company receives with respect to such arbitration award plus (ii) 3.25% of any non-cash consideration, including without limitation contract rights, received by the Company with respect to such arbitration award, as determined in good faith by the Board, but only to the extent that the disinterested members of the Board make a reasonable, good faith determination that such non-cash consideration represents all or part of such arbitration award or settlement of the Petrobras litigation matter (this clause (ii), the “Petrobras Non-Cash Portion”, and the sum of the immediately-preceding clauses (i) and (ii), the “Petrobras Proceeds”). Any Petrobras Litigation Awards that are forfeited by any Participant shall be returned to the pool available for Petrobras Litigation Awards and shall be granted pro-rata to the remaining Eligible Persons who received a Petrobras Litigation Award as soon as reasonably practicable, with the amount of such pro-rata grant determined based upon the remaining Eligible Persons’ proportionate share of the Petrobras Proceeds.

c) Eligibility. The Committee shall, in consultation with the Chief Executive Officer, determine which Eligible Persons may be granted a Petrobras Litigation Award.

d) Form of Petrobras Litigation Awards. Petrobras Litigation Awards will be granted in the form of either cash (as Other Awards under the Plan) or Restricted Stock (in accordance with Section 7 of the Plan as well as this Section 9.1), as determined in the discretion of the Committee. If the Petrobras Litigation Award is granted in the form of Restricted Stock, the number of units or shares comprising such award of Restricted Stock to be granted will be based on the Fair Market Value of the Company’s Stapled Securities or, if no Stapled Securities are then outstanding, Common Stock on the date of grant.

e) Other Terms and Conditions. Except for any acceleration provided for in the applicable Award Agreement,  1⁄4 of the Petrobras Litigation Award will vest on each of the first four anniversaries of the Effective Date, in each case subject to the Participant’s continuous Service on the applicable vesting date. A Petrobras Litigation Award will be subject to all other terms and conditions set forth in the applicable Award Agreement, including any applicable vesting, settlement and payment terms.

f) Appraisal. Within two days of the Company’s receipt of proceeds from an arbitration award issued in connection with the Petrobras litigation matter, the Company will provide to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and General Counsel written calculations and backup data setting forth how the Fair Market Value of the Company’s Stapled Securities or, if no Stapled Securities are then outstanding, Common Stock was determined, if applicable. Within seven days of receiving the Company’s written calculations (the “Petrobras Objection Deadline”), an objecting executive may provide the Committee with a written objection to such calculations (any such executive, a “Petrobras Objecting Executive”). If there is more than one Petrobras Objecting Executive, all Petrobras Objecting Executives shall, within three days following the Petrobras Objection Deadline, agree on one Petrobras Objecting Executive to make all decisions with respect to the appraisal process described in this paragraph (such executive, the “Petrobras Appraising Executive”). If the Petrobras Objecting Executives cannot agree on the Petrobras Appraising Executive within those three days, then the Petrobras Appraisal Executive shall be the Petrobras Objecting Executive who has been providing Service to the Company for the longest period of time as of the date such determination is made. The Committee and the Petrobras Appraising Executive shall, for a period of ten days from the Petrobras Objection Deadline, negotiate in good faith to determine the appropriate calculations applicable to such Petrobras Litigation Award (the “Petrobras Negotiation Period”). If by the end of the Petrobras Negotiation Period the Committee and the Petrobras Appraising Executive are unable to agree, the Petrobras Appraising Executive and the Committee shall jointly engage a nationally recognized independent appraiser mutually acceptable to both the Petrobras Appraising Executive and the Committee (or, if the Committee and the Petrobras Appraising Executive cannot agree on such appraiser within five days following the Petrobras Negotiation Period, then the Petrobras Appraising Executive and the Committee will each select an appraiser within ten days following the end of the Petrobras Negotiation Period, which two appraisers will, within 15 days following the end of the Petrobras Negotiation Period, select a third appraiser) (such retained or selected appraiser, the “Petrobras Joint Appraiser”)) to resolve such dispute. The Petrobras Joint Appraiser shall, within 30 days following its appointment, deliver its determination of the applicable valuation and the determinations made by the Petrobras Joint Appraiser shall be final and binding upon all parties and shall apply to all Participants who receive a Petrobras Litigation Award. The Company shall bear all costs associated with the appraisal process described in this paragraph. For the avoidance of doubt, notwithstanding anything herein or in any Award Agreement to the contrary (but subject to compliance with Section 409A of the Code), any payment or action otherwise due or required in connection with the Petrobras Litigation Awards shall be delayed, and shall not be due or required, until at least five days following the final determination of any dispute pursuant to this paragraph.

10. Forfeiture Events.

10.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment (including, without limitation, repayment to the Company of any gain related to the Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of the Participant’s Service for Cause, the Participant’s violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the reduction, cancellation, forfeiture or recoupment of an Award (including, without limitation, repayment to the Company of any gain related to the Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded or under any clawback or similar policy adopted by the Company.

10.2 Termination for Cause.

a) General. Unless otherwise set forth in an Award Agreement or a written employment agreement between a Participant and the Company, if applicable, if a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Company shall have the power, subject to Section 10.2(b), to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which is reasonably likely to constitute the basis for a termination of such Participant’s employment for Cause, the Company may suspend for up to 30 days the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which is reasonably likely to constitute the basis for a termination for “Cause” as provided in this Section 10.2, but, in each case, only to the extent that such action would not result in an acceleration of income or imposition of a tax under Section 409A of the Code.

b) Definition of “Cause”. For purposes of the Plan and determining the treatment of Awards granted thereunder, unless otherwise provided in an applicable Award Agreement or as set forth in a written employment agreement between a Participant and the Company, “Cause” shall mean: (i) material dishonesty, which is not the result of an inadvertent or innocent mistake, of the Participant with respect to the Company or any Affiliate; (ii) willful misfeasance or nonfeasance of duty by the Participant intended to injure or having the effect of injuring in some material fashion the reputation, business, or business relationships of the Company or any Affiliate or any of their respective officers, directors, or employees; (iii) material violation by the Participant of his or her employment agreement; (iv) conviction of the Participant of any felony, any crime involving moral turpitude or any other crime (other than a minor vehicular offense) which could reflect in some material fashion unfavorably upon the Company or any Affiliate; or (v) the Participant’s (A) failure to perform any of his or her fiduciary duties to the Company or any Affiliate, (B) failure to make full disclosure to the Company or any Affiliate of all business opportunities pertaining to their business, (C) acting for his or her own benefit concerning the subject matter of his or her fiduciary relationship with the Company or any Affiliate, or (D) taking any action which he or she knows or should reasonably know would not comply with the law as applicable to his or her employment, including but not limited to the United States Foreign Corrupt Practices Act. No act or failure to act by the Participant shall be considered “willful” if such act is done by the Participant in the good faith belief that such act is or was to be beneficial to the Company and its Affiliates, or such failure to act is due to the Participant’s good faith belief that such action would be materially harmful to the Company and its Affiliates. A Participant cannot be terminated for Cause unless and until there has been delivered to Participant a written notice of termination which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment for Cause and the date of termination.

11. Restrictions on Transfer. Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided in an applicable Award Agreement, an outstanding Award may become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the Participant’s last will, or by the Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. Notwithstanding the foregoing, the Participant may, with the prior written consent of the Committee, make transfers of outstanding Awards to immediate family members or to a trust, the sole beneficiaries of which are the Participant or immediate family members, in each case solely for estate planning purposes, in all instances subject to compliance with any applicable spousal consent requirements and all other applicable laws.

12. General Provisions.

12.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units of Stapled Securities, as applicable, subject to the Award, the purchase price of the Award (if any), the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Qualified Liquidity Event and a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement.

12.2 Determinations of Service. Subject to applicable law, including without limitation Section 409A of the Code, the Committee shall, in good faith, make all determinations relating to the Service of a Participant with the Company or any Subsidiary in connection with an Award, including, without limitation, with respect to the continuation, suspension or termination of such Service. A Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, (ii) the Participant transfers between service as an employee and service as a consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an employee and that of a non-employee director (or vice versa). The Committee may determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of any affected Awards.

12.3 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

12.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock and/or units of Stapled Securities with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other shareholder or security holder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine, in its discretion, the manner of delivery of Common Stock or Stapled Securities, as applicable, to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that any certificates or other evidence of ownership be held in escrow by the Company for any shares of Common Stock or units of Stapled Securities, as applicable, or cause the shares or units to be legended in order to comply with the securities laws, the restrictions arising under the Plan or other applicable restrictions. Should the shares of Common Stock or units of Stapled Securities be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock or units of Stapled Securities, as applicable, as the Committee reasonably considers necessary or advisable.

12.5 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

12.6 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

12.7 Additional Restrictions. In the event of a change in control, a Qualified Liquidity Event or similar corporate event or a change in capital structure, any Awards that vest or become payable as a result of or in connection with the applicable event or circumstances may be subject to the same terms and conditions applicable to the proceeds realized by the Company or its shareholders in connection therewith (including, without limitation, payment timing and any escrows, indemnities, payment contingencies or holdbacks), as determined by the Committee in its sole discretion, subject to compliance with Section 409A of the Code.

13. Legal Compliance

13.1 Securities Laws.

a) No shares of Common Stock or units of Stapled Securities, as applicable, will be issued or transferred pursuant to an Award unless and until all applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock or units of Stapled Securities, as applicable, may be listed, have been fully met. The Committee may in good faith impose such conditions on any shares of Common Stock or units of Stapled Securities, as applicable, issuable under the Plan as a result of restrictions under the Securities Act or under the requirements of any exchange upon which such shares of the same class are then listed or of any regulatory agency having jurisdiction over the Company, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to make customary representations and warranties at the time of issuance or transfer, including, without limitation, that the shares of Common Stock or units of Stapled Securities, as applicable, are being acquired only for investment purposes and without any current intention to sell or distribute such shares. Certificates representing Common Stock or Stapled Securities, as applicable, acquired pursuant to an Award may bear such legends as the Committee may consider appropriate under the circumstances.

b) From the time the Company commences reliance on the exemption from registration provided by Rule 12h-1(f)(1) of the Exchange Act and until the Company ceases such reliance or becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall provide to the Award holders the information required to be delivered under Rule 12h-1(f)(1)(vi) of the Exchange Act, as applicable, in accordance with such rule.

13.2 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock, units of Stapled Securities or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock or Stapled Securities, as applicable, pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

13.3 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated service with the Company for purposes of any payments under the Plan which are subject to Section 409A of the Code until the Participant has incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. If any payment or benefit provided to a Participant in connection with his or her separation from service is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Participant is determined to be a “specified employee” as defined in Section 409A of the Code, then such payment or benefit shall not be paid until the day following the six-month anniversary of the separation from service or, if earlier, on the Participant’s date of death. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A of the Code. In no event whatsoever shall the Company or any of its Subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or otherwise, or any damages for failing to comply with Section 409A of the Code.

13.4 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid by the Participant or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. In addition to the methods described in the Plan, the Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. Without limiting the foregoing, if the Company or any Subsidiary reasonably determines that under the requirements of applicable taxation laws or regulations of any applicable governmental authority it is obliged to withhold for remittance to a taxing authority any amount upon the grant, vesting, or exercise of an Award, the other disposition or deemed disposition by a Participant of an Award or any Common Stock or Stapled Securities, as applicable, or the provision of any other benefit under the Plan and if the Participant does not provide notice of the applicable withholding method from items (a) through (d) below, the Company or any of its Subsidiaries, may take any steps it considers reasonably necessary in the circumstances in connection therewith, including, without limiting the generality of the foregoing:

a) requiring the Participant to pay the Company or any of its Subsidiaries such amount as the Company or any of its Subsidiaries is obliged to remit to such taxing authority in respect thereof, with any such payment, in any event, being due no later than the date as of which any such amount first becomes included in the gross income of the Participant for tax purposes;

b) to the extent permitted, and subject to rules established by, the Committee, issuing any Common Stock or Stapled Securities, as applicable, issued pursuant to an Award to an agent on behalf of the Participant and directing the agent to sell a sufficient number of such shares on behalf of the Participant to satisfy the amount of any such withholding obligation, with the agent paying the proceeds of any such sale to the Company or any of its Subsidiaries for this purpose;

c) to the extent permitted, and subject to the rules established by, the Committee, withholding from the Common Stock or units of Stapled Securities, as applicable, otherwise issuable pursuant to the exercise or settlement of an Award a number of shares of Common Stock or Stapled Securities, as applicable, sufficient to satisfy the amount of any such withholding obligation; or

d) to the extent permitted by law and consistent with Section 409A of the Code, deducting the amount of any such withholding obligation from any payment of any kind otherwise due to the Participant.

13.5 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other person make any commitment or guarantee that any Federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

13.6 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.7 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Texas, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14. Term; Amendment and Termination.

14.1 Term. The Plan has been adopted by the Board and shall become effective as of the Effective Date. The term of the Plan will be ten years from the date of adoption by the Board, subject to Section 14.2 hereof. Upon a termination of the Plan, Awards shall remain outstanding in accordance with the terms set forth in each applicable Award Agreement.

14.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan or any Award or Award Agreement hereunder. Notwithstanding the foregoing, no amendment, modification, suspension or termination shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.